Exhibit 10.2

Ability’s Line of Credit to be Repaid and Converted into Equity

TEL AVIV, ISRAEL, December 28, 2018 / (GLOBENEWSWIRE) / Ability Inc. (NASDAQ: ABIL) (the “Company”), a provider of innovative tactical communications intelligence solutions, today announced that Anatoly Hurgin and Alexander Aurovsky, founders and officers and directors of the Company, have entered into an agreement with the Company pursuant to which the amount outstanding under the Company’s line of credit (NIS 5.5 million, or approximately $1.5 million), which is secured with funds of Messrs. Hurgin and Aurovsky, will be repaid and converted into equity.

Under the terms of the agreement, the Company’s outstanding line of credit with an Israeli commercial bank (NIS 5.5 million, or approximately $1.5 million) will be repaid using funds to be transferred to the Company by Messrs. Hurgin and Aurovsky. In return, the Company will issue, in a private placement, to each of Messrs. Hurgin and Aurovsky 226,426 ordinary shares (452,852 ordinary shares in the aggregate) and warrants to purchase 226,426 ordinary shares (452,852 ordinary shares in the aggregate) at a conversion price of $3.25, the same price per unit of the Company’s recently closed public offering. The warrants will be immediately exercisable at a price of $3.25 per ordinary share, subject to adjustment in certain circumstances, expire five years from the date of issuance and contain substantially similar terms to the warrants issued in the recently closed public offering. Closing is expected to take place on or around January 3, 2019.

The securities to be issued in the private placement described above will be offered in a private placement pursuant to an exemption from the registration requirements under Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), Rule 506 of Regulation D promulgated thereunder. The offer and sale of the securities will be made without any form of general solicitation or advertising. The securities have not been registered under the Act or applicable state securities laws. Accordingly, the securities, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption the such registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ability Inc.

Ability Inc. is the sole owner of Ability Computer & Software Industries Ltd. (“ACSI”) and Ability Security Systems Ltd. Headquartered in Tel Aviv, Israel, ACSI was founded in 1994. ACSI provides advanced interception, geolocation and cyber intelligence tools used by security and intelligence agencies, military forces, law enforcement and homeland security agencies worldwide. ACSI has sold to governments and government agencies in over 50 countries. ACSI offers a broad range of lawful interception, decryption, cyber and geolocation solutions for cellular and satellite communication, including ULIN, or Ultimate Interceptor, which to our knowledge, is the first-to-market SaaS strategic interception system with voice and geolocation capabilities without geographic limitation. State-of-the-art technology underpins ACSI’s scalable offerings, which can be tactical-and-portable, or strategic-and-fixed, depending on its customers’ needs. Additional information regarding ACSI may be found at http://www.interceptors.com.

Caution Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other thing, statements regarding the acquisition. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information that the Company has when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.